Exhibit 99.1

Nanophase Reports Second Quarter 2009 Financial Results

Nanophase Continues to Execute New Strategy

Romeoville, IL,—August 4, 2009—Nanophase Technologies Corporation (Nasdaq: NANX), a technology leader in nanomaterials and advanced nanoengineered products, reported today financial results for its second quarter ending June 30, 2009.

Second Quarter

Revenue for second quarter 2009 was $1.6 million, compared to $2.9 million for the same period in 2008. The net loss for the quarter was $1.2 million, or $0.06 per share, compared to a net loss of $0.8 million, or $0.04 per share, for the second quarter of 2008.

Jess Jankowski, President and CEO of Nanophase, noted, “Although results were below prior year, they were in-line with expectations. The results reinforce our view that we must successfully transition Nanophase to a market-driven business model that has a diverse base of customers and revenue streams, while concurrently managing our costs to help off-set the decline in revenue.”

Looking Ahead

“The last several months have shown some solid business development and destocking of excess inventory has started to reverse, both with some of our own customers and industry wide. We believe this shift is and will be a positive one for Nanophase,” said Jankowski.

“Over the past year we have aligned around several market segments, allowing us to better leverage our activities. The quality and quantity of these opportunities continues to improve, as does our eventual ability to convert these opportunities into revenue for Nanophase. This is a direct result of us focusing on fewer markets and building a stronger understanding of the performance benefits of our products in each of those markets.

“While transition costs obscured the benefits in our first half 2009 results, we have reduced our annual expense rate by $2 million, despite increasing the number of business opportunities we have been actively pursuing. This realignment along a lean structure should become even more apparent as we continue through 2009, and is already reflected in a meaningful reduction in sales, general & administrative expenses compared with 2008.” He noted SG&A in second quarter 2009 was $1.05 million, down 31% from second quarter 2008, while first half 2009 SG&A was $2.05 million compared with $3.10 million in first half 2008. “We are spending money prudently, and expect to generate future savings due to the philosophy accompanying these changes.”

Jankowski concluded: “Our research and development efforts are well aligned with the market-driven, direct-to-the-customer model. In addition to continuing to serve the needs of our existing partners, we are intent on building applications expertise in carefully selected market segments. We are tailoring our product offerings towards customers’ identified unmet needs where there is a strong value proposition. We continue to develop ready-to-go products that should serve the customers’ needs more directly. We expect the prospects for success will be improved relative to our previous model. We believe we are doing the right things to build the business.”

Shareholders and members of the investing community are encouraged to participate in today’s conference call, where Jankowski will be discussing the company’s second quarter performance and 2009 prospects.

2nd Quarter Conference Call

Nanophase has scheduled its quarterly conference call for August 4, 2009, at 4:00 p.m. CDT (5:00 p.m. EDT), which will be hosted by Jess Jankowski, president and CEO. To participate in the call you may dial 800-344-8034, or 785-830-1990 and reference the conference identification of 7NANOPHASE. The call may also be accessed through the company’s website, www.nanophase.com, by clicking on the link under News Center and Calendar of Events. If you are unable to attend, a replay will be available through August 11, 2009, by dialing 800-723-0544, or 402-220-2656, or by logging onto the company’s website and following the above directions.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, including severance charges and non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” , “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other factors described in the Company’s Form 10-K filed March 25, 2009. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

(Unaudited)

ASSETS	June 30, 2009	December 31, 2008
Current assets:
Cash and cash equivalents	$649,546	$723,069
Investments	3,664,418	6,908,888
Trade accounts receivable, less allowance for doubtful accounts of $9,000 on June 30, 2009 and December 31, 2008	916,389	1,092,125
Other receivable	—	7,749
Inventories, net	1,095,395	1,154,207
Prepaid expenses and other current assets	436,346	482,452

Total current assets	6,762,094	10,368,490
Investments	5,340,000	5,340,000
Equipment and leasehold improvements, net	6,073,015	6,651,842
Other assets, net	39,872	39,765

	$18,214,981	$22,400,097

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	8,089	22,211
Current portion of deferred other revenue	10,608	74,243
Current portion of long term debt, less current maturities and debt discount	530,702	1,570,346
Accounts payable	424,248	356,853
Accrued expenses	1,445,641	1,493,262
Accrued severance	375,172	541,014

Total current liabilities	2,794,460	4,057,929

Long-term portion of capital lease obligations	5,081	9,219

	5,081	9,219

Contingent liabilities:	—	—

Stockholders’ equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	—	—
Common stock, $.01 par value, 30,000,000 shares authorized; 21,204,162 and 21,188,912 shares issued and outstanding on June 30, 2009 and December 31, 2008, respectively	212,042	211,889
Additional paid-in capital	92,027,075	91,597,529
Accumulated deficit	(76,823,677)	(73,476,469)

Total stockholders’ equity	15,415,440	18,332,949

	$18,214,981	$22,400,097

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	As Adjusted 2008	2009	As Adjusted 2008
Revenue:
Product revenue, net	$1,500,733	$2,811,626	$2,797,546	$5,754,347
Other revenue	109,930	132,780	218,275	244,167

Total revenue	1,610,663	2,944,406	3,015,821	5,998,514

Operating expense:
Cost of revenue	1,430,363	1,836,276	2,745,287	3,836,484

Gross Profit	180,300	1,108,130	270,534	2,162,030

Research and development expense	381,075	416,239	785,119	854,934
Selling, general and administrative expense	1,051,343	1,529,643	2,051,510	3,104,387
Severance charges	—	—	794,069

Loss from operations	(1,252,118)	(837,752)	(3,360,164)	(1,797,291)
Interest income	24,291	80,788	58,294	248,010
Interest expense	(12,379)	(33,142)	(33,286)	(71,559)
Other, net	1,652	(2,074)	(12,052)	157

Loss before provision for income taxes	(1,238,554)	(792,180)	(3,347,208)	(1,620,683)
Provision for income taxes	—	—	—	—

Net loss	$(1,238,554)	$(792,180)	$(3,347,208)	$(1,620,683)

Net loss per share—basic and diluted	$(0.06)	$(0.04)	$(0.16)	$(0.08)

Weighted average number of common shares outstanding	21,204,162	21,130,697	21,200,791	21,118,652

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS—EXPANDED SCHEDULE

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	As Adjusted 2008	2009	As Adjusted 2008
Revenue:
Product revenue, net	$1,500,733	$2,811,626	$2,797,546	$5,754,347
Other revenue	109,930	132,780	218,275	244,167

Total revenue	1,610,663	2,944,406	3,015,821	5,998,514

Operating expense:
Cost of revenue detail:
Depreciation	226,692	240,575	486,068	478,620
Non-Cash equity compensation	18,073	20,165	26,416	36,936
Other costs of revenue	1,185,598	1,575,536	2,232,803	3,320,928

Cost of revenue	1,430,363	1,836,276	2,745,287	3,836,484

Gross profit	180,300	1,108,130	270,534	2,162,030

Research and development expense detail:
Depreciation	57,227	59,318	114,270	117,775
Non-Cash equity compensation	25,748	38,281	48,022	69,313
Other research and development expense	298,100	318,640	622,827	667,846

Research and development expense	381,075	416,239	785,119	854,934

Selling, general and administrative expense detail:
Depreciation and amortization	19,385	15,154	39,727	29,705
Non-Cash equity compensation	81,664	173,682	156,433	326,342
Trademark abandonment charge	—	—	—	37,214
Other selling, general and administrative expense	950,294	1,340,807	1,855,350	2,711,126

Selling, general and administrative expense	1,051,343	1,529,643	2,051,510	3,104,387
Severance charges	—	—	794,069	—

Loss from operations	(1,252,118)	(837,752)	(3,360,164)	(1,797,291)
Interest income	24,291	80,788	58,294	248,010
Interest expense	(12,379)	(33,142)	(33,286)	(71,559)
Other, net	1,652	(2,074)	(12,052)	157

Loss before provision for income taxes	(1,238,554)	(792,180)	(3,347,208)	(1,620,683)
Provision for income taxes	—	—	—	—

Net loss	$(1,238,554)	$(792,180)	$(3,347,208)	$(1,620,683)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	(11,912)	(47,646)	(25,008)	(176,451)
Addback Depreciation/Amortization	303,304	315,047	640,065	626,100
Addback Severance Charge	—	—	794,069	—
Addback Non-Cash Equity Compensation	125,485	232,128	230,871	432,591

Adjusted EBITDA	$(821,677)	$(292,651)	$(1,707,211)	$(738,443)